Exhibit 32.1

FORD MOTOR CREDIT COMPANY

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

      I, Gregory C. Smith, Chairman of the Board and Chief Executive Officer of Ford Motor Credit Company (the “Company”), hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of title 18 of the United States Code that:

1.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GREGORY C. SMITH

Gregory C. Smith
Chairman of the Board and
Chief Executive Officer

Dated: March 12, 2004

32.1-1